UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 6, 2006
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-50577	33-0728374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
     Effective September 1, 2006, Dynavax Technologies Corporation (“Dynavax”) entered into a research collaboration and license agreement with AstraZeneca for the discovery and development of TLR-9 agonist-based therapies for the treatment of asthma and chronic obstructive pulmonary disease. Financial terms of the collaboration include an upfront fee of $10 million plus research funding and milestones resulting in a total potential deal value of approximately $136 million.
Item 9.01.  Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 6, 2006, entitled “Dynavax Establishes Collaboration For TLR-9 Agonists for Asthma and COPD with AstraZeneca”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: September 7, 2006	By:	/s/ Timothy G. Henn
Timothy G. Henn, Vice President, Finance
and Administration and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated September 6, 2006, entitled “Dynavax Establishes Collaboration For TLR-9 Agonists for Asthma and COPD with AstraZeneca”.

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